                               EXHIBIT (24)

                                                      Exhibit (24)

July 28, 1995

Mr. Alan M. Wright and
Mr. Thomas A. McNish
CMS Energy Corporation
Fairlane Plaza South, Suite 1100
330 Town Center Drive
Dearborn, MI 48126

We hereby appoint each of you lawful attorney for each of us and in each of our names to sign and cause to be filed with the Securities and Exchange Commission registration statement(s) and/or any amendment(s) thereto for purposes, among other things, of offering Common Stock and Class G Common Stock of CMS Energy Corporation through a Dividend Reinvestment and Common Stock Purchase Plan, the Performance Incentive Stock Plan of CMS Energy Corporation, and the Employees' Savings and Incentive Plan of Consumers Power Company.

Yours very truly,


 /s/ William T. McCormick, Jr.           /s/ Frank H. Merlotti
- ---------------------------------      ------------------------------
      William T. McCormick, Jr.                 Frank H. Merlotti


      /s/ James J. Duderstadt              /s/ W. U. Parfet
- ---------------------------------      ------------------------------
      James J. Duderstadt                       W. U. Parfet


      /s/ K. R. Flaherty                 /s/ Percy A. Pierre
- ---------------------------------      -----------------------------
      Kathleen R. Flaherty                      Percy A. Pierre


                                         /s/ S. Kinnie Smith, Jr.
- ---------------------------------      -----------------------------
      Victor J. Fryling                         Kinnie Smith, Jr.


      /s/ Earl D. Holton                /s/ K. Whipple
- ---------------------------------      -----------------------------
      Earl D. Holton                            Kenneth Whipple


      /s/ Lois A. Lund                  /s/ John B. Yasinsky
- ---------------------------------      -----------------------------
      Lois A. Lund                              John B. Yasinsky

Extract from minutes of a meeting of the Board of Directors of CMS Energy Corporation (the "Corporation") held on July 28, 1995.

                            - - - - - - - - - -

Employees' Savings and Incentive Plan
of Consumers Power Company

             In order to provide for the distribution and/or sale of the Class G common stock of the Corporation pursuant to the provisions of the Employees' Savings and Incentive Plan (the "Plan") of Consumers Power Company, it would be appropriate to file a registration statement or an amendment to the existing registration statement, with the Securities and Exchange Commission. Such registration statement or amendment will register 2,000,000 shares of Class G common stock, no par value, to be issued pursuant to the Plan. The matter was discussed fully.

             Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

                    RESOLVED: That the Board hereby approves and authorizes the issue and sale of not more than 2,000,000 additional shares of Class G Common Stock, no par value, of the Corporation, from time to time, for purposes of the Employees' Savings and Incentive Plan of Consumers Power Company, as the officers of the Corporation deem appropriate and as counsel may advise; and

                    RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized, in their discretion, on its behalf, to execute and file with the Securities and Exchange Commission a registration statement with respect to the sale of 2,000,000 shares of Class G common stock, no par value, of the Corporation as provided in the Employees' Savings and Incentive Plan of Consumers Power Company, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments; and

                    RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to cause the Corporation to make application to the New York Stock Exchange for the listing on such Exchange, upon notice of issuance, of not more than 2,000,000 shares of Class G Common Stock, no par value, of the Corporation; that Messrs. Alan M. Wright and Thomas A. McNish are, and each of them is, designated to represent the Corporation in connection with any application or applications for listing and to appear on behalf of the Corporation before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application(s) or in any agreements or other papers relating thereto as may be necessary or appropriate to conform with the requirements for listing; and

                    RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to have issued and to deliver, at one time or from time to time, certifi-cates representing not more than 2,000,000 shares of Class G Common Stock, no par value, of the Corporation; and

                    RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered, in the name and on behalf of the Corporation, to sign, seal and deliver such documents, papers and instruments, and to do or cause to be done all acts and things which any of them may consider necessary or advisable to carry out the intent and purposes of all the foregoing resolutions with respect to the issue and sale of not more than 2,000,000 shares of Class G Common Stock, no par value, of the Corporation.

                            - - - - - - - - - -

      I, Thomas A. McNish, Secretary of CMS Energy Corporation, do hereby certify that the foregoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly called and held on July 28, 1995 at which a quorum was in attendance and voting throughout and that said resolutions have not since been rescinded but are still in full force and effect.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 1st day of August, 1995.





                                                /s/ Thomas A. McNish
                                             -----------------------------
                                                   Thomas A. McNish
                                                       Secretary





                                                       (   S E A L   )

Extract from minutes of a meeting of the Board of Directors of CMS Energy Corporation (the "Corporation") held on July 28, 1995.

                                - - - - - - -

Performance Incentive Stock Plan

     In order to provide for the distribution and/or sale of the shares of the Class G common stock of the Corporation pursuant to the provisions of the Corporation's Performance Incentive Stock Plan (the "Plan"), it would be appropriate to file a registration statement and/or amendments thereto with the Securities and Exchange Commission. Such registration statement will register 2,000,000 shares of Class G common stock, no par value, to be issued pursuant to the Plan. The matter was discussed fully.

     Upon motion duly made and seconded, the following resolutions were thereupon unanimously adopted:

          RESOLVED: That the Board hereby approves and authorizes the issue and sale of not more than 2,000,000 additional shares of Class G Common Stock, no par value, of the Corporation, from time to time, for purposes of the Performance Incentive Stock Plan, as the officers of the Corporation deem appropriate and as counsel may advise; and

          RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized, in their discretion, on its behalf, to execute and file with the Securities and Exchange Commission a registration statement with respect to the sale of not more than 2,000,000 shares of Class G common stock, no par value, of the Corporation as provided in the Corporation's Performance Incentive Stock Plan, and to do all other things necessary to make such registration effective, including the execution and filing of any necessary or appropriate amendments; and

          RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to cause the Corporation to make application to the New York Stock Exchange for the listing on such Exchange, upon notice of issuance, of not more than 2,000,000 shares of Class G Common Stock, no par value, of the Corporation; that Messrs. Alan M. Wright and Thomas A. McNish are, and each of them is, designated to represent the Corporation in connection with any application or applications for listing and to appear on behalf of the Corporation before such official or body of said Exchange as may be appropriate, with authority to make such changes, upon the advice of counsel, in said application(s) or in any agreements or other papers relating thereto as may be necessary or appropriate to conform with the requirements for listing; and

          RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized to have issued and to deliver, at one time or from time to time, certificates representing not more than 2,000,000 shares of Class G Common Stock, no par value, of the Corporation; and

          RESOLVED FURTHER: That the officers of the Corporation, and each of them, are authorized and empowered, in the name and on behalf of the Corporation, to sign, seal and deliver such documents, papers and instruments, and to do or cause to be done all acts and things which any of them may consider necessary or advisable to carry out the intent and purposes of all the foregoing resolutions with respect to the issue and sale of not more than 2,000,000 shares of Class G Common Stock, no par value, of the Corporation.

                            - - - - - - - -

     I, Thomas A. McNish, Secretary of CMS Energy Corporation, do hereby certify that the forgoing is a true and correct copy of resolutions duly and regularly adopted at a meeting of the Board of Directors of CMS Energy Corporation duly called and held on July 28, 1995 at which a quorum was in attendance and voting throughout and that said resolutions have not since been rescinded but are still in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Corporation this 1st day of August, 1995.


                                      /s/ Thomas A. McNish
                                      ---------------------
                                          Thomas A. McNish
                                              Secretary


                                          ( S E A L )